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Name CUSIP	Maturity	Strike	Ref.	Bid	Ask	% change	add
Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index 78009PBC4	07/29/14	1,065.552	1,519.10	105.02	106.02	+0.02 %**	
Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index 78009PBB6	07/29/16	1,065.552	1,518.90	107.71	108.71	-0.03 %**	
Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index 78009PBH3	08/18/16	963.592	1,517.90	109.19	110.19	-0.03 %**	
Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index 78009PBJ9	08/18/14	963.592	1,518.90	105.26	106.26	+0.01 %**	
Annual Reset Coupon Notes with Fixed Buffer Linked to the S&P 500 Index 78009PDB4	08/01/17	1,108.776	1,517.90	108.86	109.86	+0.10 %**	
Annual Reset Coupon Securities linked to the S&P 500 78009KQE5	01/29/16	1,037.304	1,519.10	105.29	106.29	-0.04 %**	
Annual Reset Coupon Securities linked to the S&P 500 78009KRQ7	03/31/16	1,048.152	1,517.90	111.11	112.11	-0.06 %**	
Annual Reset Coupon Securities linked to the S&P 500 78009KLH3	08/31/15	837.776	1,518.70	111.23	112.23	-0.02 %**	
Annual Reset Coupon Securities linked to the S&P 500 78009KMT6	10/30/15	948.512	1,519.10	108.83	109.83	-0.02 %**	
Annual Reset Coupon Securities linked to the S&P 500 78009KNT5	11/30/15	944.584	1,519.10	107.21	108.21	-0.03 %**	
Annual Reset Coupon Securities linked to the S&P 500 78009KPK2	12/29/15	1,005.416	1,519.10	106.19	107.19	-0.04 %**	
Annual Reset Coupon Securities linked to the S&P 500 78009KQU9	02/26/16	1,045.920	1,519.10	111.12	112.12	-0.07 %**	
Annual Reset Coupon Securities linked to the S&P 500 Index 78009KMD1	09/30/15	913.728	1,518.90	110.64	111.64	-0.01 %**	
Annual Reset Coupon Securities linked to the S&P 500 Index 78009KHV7	06/30/15	861.408	1,518.70	113.67	114.67	-0.03 %**	
Annual Reset Coupon Securities linked to the S&P 500 Index 78009KKC5	07/30/15	891.072	1,518.70	113.06	114.06	-0.01 %**	
Annual Reset Coupon Security linked to the S&P 500 Index 78009KSB9	04/14/16	1,059.568	1,519.10	106.50	107.50	-0.05 %**	
Annual Reset Coupon Security linked to the S&P 500 Index 78009KSC7	04/14/14	1,059.568	1,519.10	101.91	102.91	+0.02 %**	
Callable Fixed Rate Step-Up 78009KSA1	04/15/26	n/a	n/a	105.42	106.42	-0.26 %**	
Callable Fixed Rate Step-Up 78009KRS3	03/31/26	n/a	n/a	109.39	110.39	-0.36 %**	
Callable Fixed Rate Step-Up 78009KMU3	10/12/18	n/a	n/a	100.75	101.75	-0.14 %**	

Name CUSIP	Maturity	Strike	Ref.	Bid	Ask	% change	add
Callable Fixed Rate Step-Up 78009KPQ9	12/28/20	n/a	n/a	104.86	105.86	-0.10 %**	
Callable Fixed Rate Step-up 78009KPE6	12/02/30	n/a	n/a	103.05	Sold out	-0.29 %**	
Callable Fixed Rate Step-up 78009KNA6	10/29/30	n/a	n/a	100.13	Sold out	-0.24 %**	
Callable Fixed Rate Step-up 78009KMZ2	10/26/22	n/a	n/a	102.14	103.14	-0.21 %**	
Callable Fixed to Floating Rate Note linked to 3-Month LIBOR 78009KMV1	10/29/20	n/a	n/a	95.42	96.42	-0.22 %**	
Callable Floating Rate Note linked to the 3 Month LIBOR 78009KNS7	11/22/18	n/a	n/a	102.28	103.28	+0.00 %**	
Capital Protected Note linked to Currency Basket 78009KFP2	04/30/14	n/a	n/a	98.35	99.35	-0.05 %**	
Capital Protected Note linked to USD/CNY (Reuters) 78009KEF5	03/31/14	6.827	6.23	106.75	107.75	-0.01 %**	
Capped Enhanced Participation Notes with Fixed Buffer 78009KQV7	02/28/13	1,307.400	1,518.60	119.96	121.46	+0.01 %**	
Capped Fixed-to-Floating Rate Note linked to the Consumer Price Index 78009KRL8	03/15/16	n/a	n/a	103.45	104.45	-0.47 %**	
Capped Fixed-to-Floating Rate Note linked to the Consumer Price Index 78009KRJ3	03/15/21	n/a	n/a	105.83	106.83	-0.78 %**	
Capped Fixed-to-Floating Rate Notes linked to the Consumer Price Index 78009KRY0	03/31/18	n/a	n/a	105.06	106.06	-0.27 %**	
Delta-1 TVICER linked Note 78009PDD0	09/04/13	4,659.150	1,507.00	98.18	98.28	+0.13 %**	
Digital Buffer linked to Emerging Markets Share Tracker ETF 78009KFL1	04/30/13	0.000	44.00	122.29	123.79	+0.49 %**	
Digital Buffer linked to the S&P 500 78009KQY1	02/28/13	0.000	1,518.40	108.74	109.99	+0.00 %**	
Digital Buffer linked to the S&P 500 78009KQT2	02/14/13	0.000	1,517.00	110.00	111.50	+0.01 %**	
DJ Industrial Average Index Capital Protected Note 78009PDG3	12/01/16	12,985.110	14,003.00	101.66	103.16	+0.40 %**	
Dow Jones Industrial Average SHIELD 00079FBM3	11/13/13	9,191.090	14,000.00	148.72	150.22	+0.46 %**	
Fixed Rate Step-Up 78009KLF7	08/11/20	n/a	n/a	111.89	112.89	-0.25 %**	
Fixed Rate Step-Up 78009KNR9	11/16/20	n/a	n/a	107.57	108.57	-0.27 %**	
Fixed to Float linked to the 10yr CMS 78009KME9	09/16/20	n/a	n/a	101.50	102.50	-0.21 %**	
Fixed to Float linked to the 3-Month LIBOR 78009KNB4	10/27/17	n/a	n/a	97.02	98.02	-0.06 %**	
Fixed to Float linked to the 3-Month LIBOR 78009KMB5	08/19/17	0.340	n/a	–	–	+0.00 %**	
Fixed to Floating Note Linked to the 3-Month LIBOR 78009KMG4	09/28/18	n/a	n/a	97.07	98.07	-0.12 %**	
Fixed to Floating Rate Note linked to the USD 3 Month Libor 78009KMF6	09/20/17	n/a	n/a	98.62	99.62	-0.06 %**	
Leveraged CPI Linked Securities With Fixed First-Year Coupon 00079FHN5	01/13/20	26.300	n/a	80.86	81.86	+0.72 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index 78009PBT7	09/30/16	940.304	1,519.10	110.05	111.05	-0.02 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index 78009PBS9	09/30/14	940.304	1,519.10	106.38	107.38	-0.04 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index 78009PBW0	10/31/14	993.600	1,517.90	108.69	109.69	+0.03 %**	

Name CUSIP	Maturity	Strike	Ref.	Bid	Ask	% change	add
RBS Annual Reset Coupon Notes with Fixed Buffer Linked to the **S&P 500 Index** 78009PBX8	10/31/16	993.600	1,517.90	111.13	112.13	-0.01 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PCB5	12/05/14	954.040	1,519.10	107.55	108.55	+0.01 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PCA7	12/07/16	954.040	1,519.10	110.42	111.42	-0.02 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PAT8	06/30/14	1,024.080	1,518.90	105.48	106.48	+0.02 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PAS0	06/30/16	1,024.080	1,518.90	108.37	109.37	-0.05 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PAV3	07/15/16	1,050.912	1,519.10	108.96	109.96	-0.04 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PAW1	07/15/14	1,050.912	1,517.90	105.60	106.60	+0.02 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PBP5	08/31/14	941.440	1,519.20	107.40	108.40	+0.02 %**	
RBS Annual Reset Coupon Notes with Fixed Buffer linked to the **S&P 500 Index** 78009PBQ3	08/31/16	941.440	1,519.10	111.10	112.10	-0.03 %**	
RBS Bonus Notes with Contingent Buffer linked to The Dow Jones **Industrial Average** 78009PCQ2	03/09/17	19,138.725	14,003.00	119.87	–	+0.08 %**	
RBS Callable Fixed Rate Notes 78011PAD9	02/17/27	n/a	n/a	–	–	–	
RBS Callable Fixed Rate Step-Up Notes 78011PAC1	02/15/27	n/a	n/a	–	–	–	
RBS Capped Callable Leverage Steepener Notes 78009PBK6	08/26/31	n/a	n/a	90.17	91.17	-0.64 %**	
RBS Capped Callable Leveraged Steepener Notes 78009PBE0	08/16/31	n/a	n/a	98.33	99.33	-0.54 %**	
RBS Capped Enhanced Participation Notes with Fixed Buffer **Linked to the S&P 500 Index** 78009PAJ0	05/31/13	0.000	1,518.40	115.44	116.94	+0.10 %**	
RBS Capped Enhanced Participation Notes with Fixed Buffer **linked to the S&P 500 Index** 78009PDC2	08/29/16		n/a	–	–	–	
RBS Capped Fixed-to-Floating Rate Notes 78009PAP6	06/14/21	n/a	n/a	100.08	101.08	-0.17 %**	
RBS Capped Fixed-to-Floating Rate Notes linked to the 3-Month **U.S. Dollar LIBOR** 78009PBD2	07/21/21	n/a	n/a	99.51	100.51	-0.16 %**	
RBS Capped Fixed-to-Floating Rate Notes linked to the Consumer **Price Index** 78009PAM3	05/25/21	n/a	n/a	105.27	106.27	-0.42 %**	
RBS Capped Market-Linked Note linked to the S&P 500 Index 78009PBG5	02/28/17	1,176.800	1,518.40	119.06	120.56	+0.12 %**	
RBS Capped Market-Linked Note linked to the S&P 500 Index 78009PAX9	07/29/16	1,331.940	1,519.10	109.93	111.43	+0.09 %**	
RBS Capped Market-Linked Notes linked to the S&P 500 Index 78009PAN1	12/15/16	1,270.980	1,518.90	111.05	112.55	+0.10 %**	
RBS Capped Market-Linked Notes linked to the S&P 500 Index 78009PBR1	03/30/17	0.000	1,518.60	115.90	117.40	+0.10 %**	
RBS Capped Market-Linked Principal Protected Notes linked to the **S&P 500 Index** 78009PAL5	11/30/16	1,320.470	1,518.40	109.47	110.97	+0.09 %**	
RBS Capped Market-Linked Principal Protected Notes Linked to **the S&P 500 Index** 78009PAF8	04/29/16	1,347.240	1,518.40	110.30	111.80	+0.09 %**	

Name CUSIP	Maturity	Strike	Ref.	Bid	Ask	% change	add
RBS Capped Market-Linked Principal Protected Notes linked to the S&P 500 Index 78009PAG6	08/16/16	1,342.060	1,518.90	109.91	111.41	+0.09 %**	
RBS Digital Notes with Fixed Buffer Linked to the Dow Jones Industrial Average 78009PCM1	08/20/15	12,949.870	14,003.00	106.69	–	+0.37 %**	
RBS Digital Notes with Fixed Buffer linked to the Dow Jones Industrial Average 78009PCS8	10/30/15	12,949.870	14,003.00	103.67	105.17	+0.37 %**	
RBS Digital Notes with Fixed Buffer linked to the Dow Jones Industrial Average 78009PCV1	11/30/15	0.000	14,002.00	107.18	108.68	+0.38 %**	
RBS Digital Notes with Fixed Buffer Linked to the Dow Jones Industrial Average 78009PCY5	12/31/15	0.000	14,003.00	106.76	108.26	+0.38 %**	
RBS Digital Notes with Fixed Buffer linked to the Dow Jones Industrial Average 78009PDA6	01/29/16	13,075.660	14,003.00	104.53	106.03	+0.37 %**	
RBS Digital Notes with Fixed Buffer linked to the Dow Jones Industrial Average 78009PDH1	01/03/17	13,096.310	14,003.00	100.76	102.26	+0.40 %**	
RBS Digital Notes with Fixed Buffer linked to the Russell 2000 Index 78009PDJ7	01/04/16	837.400	916.30	100.96	102.46	+0.17 %**	
RBS Digital Notes with Fixed Buffer Linked to the Russell 2000 Index 78009PDF5	12/04/14	813.500	916.30	100.25	101.75	+0.14 %**	
RBS Digital Notes with Fixed Buffer linked to the S&P 500 Index 78009PCH2	01/03/14	1,249.640	1,518.60	113.91	–	+0.08 %**	
RBS Digital Notes with Fixed Buffer linked to the S&P 500 Index 78009PCZ2	07/31/14	1,385.970	1,518.60	104.23	105.73	+0.13 %**	
RBS Digital Notes with Fixed Buffer Linked to the S&P 500 Index 78009PCX7	07/02/14	0.000	1,518.60	105.58	107.08	+0.11 %**	
RBS Digital Notes with Fixed Buffer linked to the S&P 500 Index 78009PCT6	04/30/15	1,383.000	1,518.80	108.25	109.75	+0.21 %**	
RBS Market-Linked Notes linked to the S&P 500 Index 78009PCG4	07/03/17	1,249.640	1,518.40	117.44	118.94	+0.14 %**	
RBS Market-Linked Notes linked to the SPDR Dow Jones Industrial Average ETF Trust 78009PBM2	03/01/16	112.700	140.00	118.43	119.93	+0.31 %**	
RBS Variable Income Notes linked to a Basket of Ten Stocks 78009PCL3	01/31/17	1.000	n/a	105.72	106.72	+0.16 %**	
RBS Variable Income Notes Linked to a Basket of Ten Stocks 78009PCN9	03/09/17	n/a	n/a	103.30	104.30	+0.31 %**	
S&P 500 Capital Protected Note 78009PCD1	06/07/17	0.000	1,518.40	114.34	115.84	+0.11 %**	
S&P 500 SHIELD 00079FBH4	01/16/14	998.140	1,072.00	102.90	103.90	-1.80 %**	
S&P 500 SHIELD 00079FBR2	09/10/13	1,021.370	1,518.20	146.20	147.70	+0.21 %**	
S&P 500 SHIELD 00079FBX9	10/08/13	1,029.850	1,518.50	144.90	146.40	+0.28 %**	
S&P 500 SHIELD 00079FCY6	12/10/13	1,156.860	1,518.60	128.90	130.40	+0.16 %**	
S&P 500 SHIELD 00079FDB5	12/24/13	1,109.780	1,518.20	134.00	135.50	+0.22 %**	
Steepener linked to the USD CMS 10 years - USD CMS 2 years 78009KNQ1	11/16/30	n/a	n/a	83.85	84.85	-0.60 %**	
Steepener linked to the USD CMS 10 years - USD CMS 2 years 78009KPH9	12/13/28	n/a	n/a	84.52	85.52	-0.55 %**	
Steepener linked to the USD CMS 30 Years - USD CMS 2 years 78009KPR7	12/30/30	n/a	n/a	92.36	93.36	-0.62 %**	
Steepener linked to the USD CMS 30 years - USD CMS 2 years 78009KQW5	02/25/31	n/a	n/a	94.03	95.03	-0.58 %**	

Name CUSIP	Maturity	Strike	Ref.	Bid	Ask	% change	add
Steepener linked to the USD CMS 30 years - USD CMS 2 years 78009KSD5	04/12/26	n/a	n/a	104.57	105.57	-0.32 %**	

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Please read the relevant prospectus, which contains material terms of the securities and important risks that you should consider, before investing. If the securities' terms provide for 100% repayment of principal at maturity, please bear in mind that they protect your principal invested only against any decline in the underlying market measure at maturity. They are not guaranteed or insured by the Federal Deposit Insurance Corporation (FDIC) or secured by collateral, nor are they obligations of or guaranteed by the UK government. In addition, any payments due on the securities remain subject to the credit risk of the issuer and any guarantor.

Disclaimer

Prices provided through the website are indicative only and thus may reflect estimates or approximations rather than actual prices at which we would transact in a note or other financial instrument. These prices may be generated by an automatic system that takes various factors into consideration, including information obtained from third parties. We may carry the related notes or financial instruments on our books at prices other than those provided through the website. In addition, assuming no change in market conditions and all other relevant factors remaining constant, any secondary prices will likely be lower than the issue price since the issue prices included, and the secondary market prices are likely to exclude, commission, discounts, costs or mark-ups with respect to the notes or financial instruments, as well as the profit component included in the cost of hedging our obligations under these securities.

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The information on the website reflects certain assumptions and is derived from proprietary models based upon well recognized financial principles and reasonable estimates about market conditions. Valuations and prices based on other models or different assumptions may yield different results. The information may not reflect the prices or valuation you would obtain from any other source, or which you would receive from another dealer.

Information on the website regarding the performance of a security or the underlying or any other financial instrument always relates to the past. **Past performance is not indicative of future results.**

SEC Legend

The Royal Bank of Scotland N.V. ("RBS N.V.") and The Royal Bank of Scotland plc ("RBS plc") have filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering of securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. or that are issued by RBS plc and guaranteed by The Royal Bank of Scotland Group plc. Before you invest in any securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about relevant issuer and guarantor, and their respective offerings. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V., RBS plc, or their affiliates will arrange to send you the prospectus if you request it by calling toll free 1-866-747-4332.

** From close of business yesterday

Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index

78009PBC4

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Product Detail | Underlying Detail | Interactive Chart | PDF | Print

Ref.: USD 1,517.00 Bid: USD 104.97 Ask: USD 105.97 % change: -0.03 %**

Last update: 12/02/13 View performance over: Push Bid


106
104
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12.02.13
12.05.14
12.08.13
12.11.12
13.02.12

Product Facts

Product type	Buffered
Underlying	S&P 500
Currency	USD
Maturity	07/29/14
Buffer	20.00 %
Strike	1,065.552
Settlement Date	07/29/11

Performance & Statistics

Daily high	105.47
Daily low	105.47
Yearly high (02/11/13)	105.51
Yearly low (01/01/13)	102.82
All Time High (02/11/13)	105.51
All Time Low (10/04/11)	84.52

Codes

CUSIP	78009PBC4

Top 5 Buffered

Annual Reset Coupon Notes with Fixed Buffer Linked to the S&P 500 Index	+0.04 %**
Digital Buffer linked to Emerging Markets Share Tracker ETF	+0.03 %**
Digital Buffer linked to the S&P 500	+0.01 %**
Capped Enhanced Participation Notes with Fixed Buffer	+0.00 %**
Digital Buffer linked to the S&P 500	+0.00 %**

Download Prospectus (639 KB)

Please read the relevant prospectus, which contains material terms of the securities and important risks that you should consider, before investing.

Disclaimer

***If you are an individual investor and would like additional information about the current offerings above, please contact your broker-dealer or financial advisor.** You should consult your financial and tax advisor to determine whether a structured product is suitable for you and your investment needs and objectives. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether an investment strategy or the purchase or sale of any structured product is appropriate for you in the light of your particular investment needs, objectives, risk tolerance, and financial circumstances.

If you are a registered representative or a financial professional and would like additional information about the offerings above, please contact Private Investor Products North America at 1-866-PIP-IDEA (1-866-747-4332).

Information on the website regarding the performance of a security or the underlying or any other financial instrument always relates to the past. **Past performance is not indicative of future results.**

SEC Legend

The Royal Bank of Scotland N.V. ("RBS N.V.") and The Royal Bank of Scotland plc ("RBS plc") have each filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering of securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. or that

are issued by RBS plc and guaranteed by The Royal Bank of Scotland Group plc. Before you invest in any securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about relevant issuer and guarantor, and their respective offerings. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V., RBS plc, or their affiliates will arrange to send you the prospectus if you request it by calling toll free 1-(888) 644-2048.

** From close of business yesterday

Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index

78009PBC4

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Product Detail Underlying Detail Interactive Chart

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Ref.: USD 1,517.00 Bid: USD 104.97 Ask: USD 105.97 % change: -0.03 %**

Last update: 12/02/13

View performance over:

S&P 500


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12.02.13
12.05.14
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12.11.12
13.02.12

Information on the website regarding the performance of a security or the underlying or any other financial instrument always relates to the past. Past performance is not indicative of future results.

Download Prospectus (639 KB)

Top 5 S&P 500

Annual Reset Coupon Notes with Fixed Buffer Linked to the S&P 500 Index	+0.04 %**
Digital Buffer linked to the S&P 500	+0.01 %**
Capped Enhanced Participation Notes with Fixed Buffer	+0.00 %**
Digital Buffer linked to the S&P 500	+0.00 %**
RBS Capped Enhanced Participation Notes with Fixed Buffer Linked to the S&P 500 Index	+0.00 %**

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Annual Reset Coupon Notes with Fixed Buffer linked to the S&P 500 Index

78009PBC4

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8 Aug 2011 - 12 Feb 2013
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Structured products are not suitable or appropriate for all investors.
You should carefully review the preliminary prospectus, which contains material terms of the security and important risks that you should consider.
The Royal Bank of Scotland N.V. ("RBS N.V.") and The Royal Bank of Scotland plc ("RBS plc") have each filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering of securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. or that are issued by RBS plc and guaranteed The Royal Bank of Scotland Group plc.
If you are a registered representative or a financial professional and would like additional information on structured products, please contact us at 1-866-747-4332. You can also send us an email with any questions.
If you are an individual investor and would like additional information on structured products, please contact your broker-dealer or financial advisor.
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Please read the relevant prospectus, which contains material terms of the securities and important risks that you should consider, before investing. Capital Protected Notes protects your principal invested only against any decline in the underlying market measure at maturity. They are not guaranteed or insured by the Federal Deposit Insurance Corporation (FDIC) or secured by collateral, nor are they obligations of or guaranteed by the UK government. All payments due on Capital Protected Notes remain subject to the credit risk of the issuer and its parent company.

Disclaimer

***If you are an individual investor and would like additional information about the current offerings above, please contact your broker-dealer or financial advisor.** You should consult your financial and tax advisor to determine whether a structured product is suitable for you and your investment needs and objectives. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether an investment strategy or the purchase or sale of any structured product is appropriate for you in the light of your particular investment needs, objectives, risk tolerance, and financial circumstances.

If you are a registered representative or a financial professional and would like additional information about the offerings above, please contact Private Investor Products North America at 1-866-PIP-IDEA (1-866-747-4332).

Information on the website regarding the performance of a security or the underlying or any other financial instrument always relates to the past. **Past performance is not indicative of future results.**

SEC LEGEND

The Royal Bank of Scotland N.V. ("RBS N.V.") and The Royal Bank of Scotland plc ("RBS plc") have each filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering of securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. or that are issued by RBS plc and guaranteed by The Royal Bank of Scotland Group plc. Before you invest in any securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about relevant issuer and guarantor, and their respective offerings. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V., RBS plc, or their affiliates will arrange to send you the prospectus if you request it by calling toll free 1-(888) 644-2048.

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Please read the relevant prospectus, which contains material terms of the securities and important risks that you should consider, before investing. If the securities are Capital Protected Notes, please bear in mind that they protect your principal invested only against any decline in the underlying market measure at maturity. They are not guaranteed or insured by the Federal Deposit Insurance Corporation (FDIC) or secured by collateral, nor are they obligations of or guaranteed by the UK government. All payments due on Capital Protected Notes remain subject to the credit risk of the Issuer and its parent company.

Disclaimer

Prices provided through the website are indicative only and thus may reflect estimates or approximations rather than actual prices at which we would transact in a note or other financial instrument. These prices may be generated by an automatic system that takes various factors into consideration, including information obtained from third parties. We may carry the related notes or financial instruments on our books at prices other than those provided through the website. In addition, assuming no change in market conditions and all other relevant factors remaining constant, any secondary prices will likely be lower than the issue price since the issue prices included, and the secondary market prices are likely to exclude, commission, discounts, costs or mark-ups with respect to the notes or financial instruments, as well as the profit component included in the cost of hedging our obligations under these securities.

Prices on the website (including those of listed securities on any U.S. securities exchange or quotation system) might lag actual market prices. Prices should therefore be used as a general guide only and should not be understood as the price at which we would purchase or make a bid for a security or as a guarantee by us of the accuracy or currency of such prices or of the realizable value of the related securities.

The information on the website reflects certain assumptions and is derived from proprietary models based upon well recognized financial principles and reasonable estimates about market conditions. Valuations and prices based on other models or different assumptions may yield different results. The information may not reflect the prices or valuation you would obtain from any other source, or which you would receive from another dealer.

Information on the website regarding the performance of a security or the underlying or any other financial instrument always relates to the past. **Past performance is not indicative of future results.**

SEC Legend

The Royal Bank of Scotland N.V. ("RBS N.V.") and The Royal Bank of Scotland plc ("RBS plc") have each filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering of securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. or that are issued by RBS plc and guaranteed by The Royal Bank of Scotland Group plc. Before you invest in any securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about relevant issuer and guarantor, and their respective offerings. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V., RBS plc, or their affiliates will arrange to send you the prospectus if you request it by calling toll free 1-(888) 644-2048.

** From close of business yesterday

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Name CUSIP	Maturity	Bid	Performance
Leveraged CPI Linked Securities With Fixed First-Year Coupon 00079FHN5	01/13/20	80.86	+20.66 %
Callable Fixed Rate Step-up 78009KNA6	10/29/30	100.18	+19.47 %
RBS Capped Fixed-to-Floating Rate Notes linked to the Consumer Price Index 78009PAM3	05/25/21	105.34	+18.72 %
Capped Fixed-to-Floating Rate Note linked to the Consumer Price Index 78009KRJ3	03/15/21	105.90	+18.58 %
Callable Fixed Rate Step-up 78009KPE6	12/02/30	103.11	+18.13 %
RBS Capped Fixed-to-Floating Rate Notes 78009PAP6	06/14/21	100.08	+17.77 %
Fixed Rate Step-Up 78009KLF7	08/11/20	111.96	+17.72 %
Fixed Rate Step-Up 78009KNR9	11/16/20	107.63	+17.68 %
Callable Fixed to Floating Rate Note linked to 3-Month LIBOR 78009KMV1	10/29/20	95.46	+17.53 %
RBS Global Big Pharma ETN 78009P135	10/25/41	–	+16.72 %

Please read the relevant prospectus, which contains material terms of the securities and important risks that you should consider, before investing. If the securities are Capital Protected Notes, please bear in mind that they protect your principal invested only against any decline in the underlying market measure at maturity. They are not guaranteed or insured by the Federal Deposit Insurance Corporation (FDIC) or secured by collateral, nor are they obligations of or guaranteed by the UK government. All payments due on Capital Protected Notes remain subject to the credit risk of the issuer and its parent company.

Disclaimer

Prices provided through the website are indicative only and thus may reflect estimates or approximations rather than actual prices at which we would transact in a note or other financial instrument. These prices may be generated by an automatic system that takes various factors into consideration, including information obtained from third parties. We may carry the related notes or financial instruments on our books at prices other than those provided through the website. In addition, assuming no change in market conditions and all other relevant factors remaining constant, any secondary prices will likely be lower than the issue price since the issue prices included, and the secondary market prices are likely to exclude, commission, discounts, costs or mark-ups with respect to the notes or financial instruments, as well as the profit component included in the cost of hedging our obligations under these securities.

Prices on the website (including those of listed securities on any U.S. securities exchange or quotation system) might lag actual market prices. Prices should therefore be used as a general guide only and should not be understood as the price at which we would purchase or make a bid for a security or as a guarantee by us of the accuracy or currency of such prices or of the realizable value of the related securities.

The information on the website reflects certain assumptions and is derived from proprietary models based upon well recognized financial principles and reasonable estimates about market conditions. Valuations and prices based on other models or different assumptions may yield different results. The information may not reflect the prices or valuation you would obtain from any other source, or which you would receive from another dealer.

Information on the website regarding the performance of a security or the underlying or any other financial instrument always relates to the past. **Past performance is not indicative of future results.**

SEC Legend

The Royal Bank of Scotland N.V. ("RBS N.V.") and The Royal Bank of Scotland plc ("RBS plc") have each filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering of securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. or that are issued by RBS plc and guaranteed by The Royal Bank of Scotland Group plc. Before you invest in any securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about relevant issuer and guarantor, and

their respective offerings. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V., RBS plc, or their affiliates will arrange to send you the prospectus if you request it by calling toll free 1-(888) 644-2048.

** From close of business yesterday

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About Us

Founded in 1727, The Royal Bank of Scotland Group plc (RBS Group) is the holding company of a large global banking and financial services group, headquartered in Edinburgh. Globally, RBS Group has a diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland N.V. (RBS N.V.) and Citizens Financial Group, Inc. are subsidiaries of RBS Group. RBS Securities Inc., a U.S. registered broker-dealer, member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC), is an indirect wholly-owned subsidiary of RBS plc and an affiliate of RBS N.V.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. (collectively, the RBS Entities) have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-866 -747-4332 (toll-free).



RBS Americas Headquarters
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Stamford, CT 06901

Disclaimer

Terms and Conditions of Use of the RBS United States Structured Products Internet Website

This website is established and operated by The Royal Bank of Scotland N.V. ("RBS N.V."), a wholly owned subsidiary of RBS Holdings N.V. ("RBS Holdings") and a member of The Royal Bank of Scotland group (the "RBS Group"). For information about our group of companies please visit www.rbs.com and click on "About Us," or for similar enquiries please telephone 1-866-747-4332 or email investor.products@rbs.com.

The use of this website is subject to the following terms and conditions (the "Terms") which you should read carefully. By using this website you agree to be legally bound by these Terms. If you do not accept these Terms, you will not be permitted to use this website.

Any acknowledgment, agreement or other type of click through button on this website that is selected to evidence agreement or an acknowledgment shall have the same force and validity as a paper copy of an agreement that has been manually signed

This website contains products that are issued by RBS N.V. and RBS plc whose products are distributed in the United States through RBS Securities Inc. ("RBSSI"). RBSSI is an affiliate of RBS N.V. and RBS plc and a wholly owned subsidiary of The Royal Bank of Scotland plc ("RBS plc"). RBSSI is a broker-dealer registered with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a member of the Securities Investor Protection Corporation ("SIPC") and the Financial Industry Regulatory Authority, Inc. ("FINRA").

RBS N.V.,RBS plc and members of the RBS Group undertake their respective U.S. securities businesses through RBSSI.

As used in these Terms, "we," "us" or "our" refers to RBS N.V. or any of its affiliates, where applicable.

Use of this Website

1. The information provided on this website or in any communication containing a link to this website is for personal use and informational purposes only and the contents have not been prepared with any specific investment objective, financial situation or particular need of any specific recipient in mind. Where any opinions are expressed on this website, they are provided by us for personal use and for informational purposes only.

2. This website has been published in the United States for U.S. broker-dealers or registered investment advisors only. This website is not intended for use by, or to provide any information to, investors outside of the United States, and such investors should not rely on any information or material appearing on the website. The distribution of material on this website may be restricted by the laws or regulations of the country from which you are accessing this website. Where such restrictions exist persons accessing this website must inform themselves about, and observe, any such restrictions.

3. This website has been designed for informational purposes only. Offers and sales of any of these securities or instruments may only be made pursuant to the related offering document, which should be read carefully. Notwithstanding Clause 9, if information relating to an offer is included on this website, the website will normally contain offering documents relating to offerings of our products or links to such offering documents. You are urged to refer to those offering documents for more complete information about any such offering before making an investment decision. In the event of any inconsistency between any material contained in this website and the terms of the relevant offering document, the terms of the offering document control.

4. This website is designed to be accessed through its principal home pages and such other pages as we may decide. If you access the website through individual pages directly, which are not designed for this purpose, you may not see important information which is relevant to information on this website. You will be referred on certain site pages to read these Terms. These Terms will contain important details and relevant legal or regulatory information and should be read in conjunction with the relevant site pages.

Investing in Structured Products

5. The products contained on this website may not be suitable or appropriate for all investors. Your particular needs, investment objectives, risk tolerance and financial situation were not taken into account in the preparation of this website and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether an investment strategy or the purchase or sale of any structured product is appropriate for you in the light of your particular investment needs, objectives, risk tolerance, and financial circumstances. In that regard we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in these structured products.

6. You should carefully review the relevant offering documents, which contains material terms of the securities, including risks of an investment in the applicable structured product. Structured products are generally intended to be held to maturity. Because structured products will not generally be listed on any exchange they are not liquid instruments; accordingly there will be little or no secondary market and independent market pricing may be very limited or non-existent. Investment value prior to maturity will be influenced by many factors,

including interest rates, the level of the underlying, implied volatility and the time remaining to maturity. You may lose some or all of your investment in connection with some of these structured products.

7. RBS N.V. and RBS plc have each filed a registration statement (including a prospectus) with the SEC for the offering securities that are issued by RBS N.V. and guaranteed by RBS Holdings or that are issued by RBS plc and guaranteed by The Royal Bank of Scotland Group plc ("RBS Group plc"). Before you invest in any securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about the relevant issuer and guarantor, and their respective offerings. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V., RBS plc or their affiliates will arrange to send you the prospectus if you request it by calling toll free 1-(888) 644-2048.

Exclusion of Liability

8. These 'Exclusion of Liability' clauses should be read carefully as they exclude or limit our legal liability in connection with your use of this website. Nothing in these Terms and in particular within the 'Exclusion of Liability' clauses shall attempt to exclude liability to the extent it is not permissible under applicable law.

9. We have taken reasonable steps to ensure the accuracy and completeness of the content of this website, including any of the opinions, charts, indicative rates, calculation tools and reports contained in it. This information has been compiled or arrived at by us from sources we believe to be reliable. However, as we will not always control these sources of information, we cannot guarantee their accuracy, completeness, currency, or quality as well as the availability at any time of the data and other information provided on this website. Accordingly, any views, statements or representations provided for on this website do not necessarily reflect our opinion. Any price information is indicative and may be delayed (not real time). We exclude any warranties, undertakings or representations (either express or implied) to the fullest extent permitted under applicable law, that this website, including, without limitation, the functions contained in it, will be updated, the access to it uninterrupted or error-free, that defects will be corrected, or that all or any part of the content or materials or the accuracy, availability or completeness of the content of this website or any part of the content or materials are appropriate or available for use in any jurisdiction. If you use this website from jurisdictions outside of the United States, you are responsible for complying with any applicable local laws. We may discontinue production or updating of the website or any part of it without notice.

10. We accept no liability in contract, tort, negligence, statutory duty or otherwise (to the maximum extent permitted by applicable law) arising out of the use of or access to this website, which includes, without limitation, any errors or omissions contained in it or if the website is unavailable, the act or omission of any other party involved in making this website or the data contained therein available to you, or any other cause relating to your access to, inability to access, or use of the website (including interruptions, deletion of files, viruses, errors, defects, or any failure of performance, communications failure, theft, destruction or unauthorized access), whether or not the circumstances giving rise to such cause may have been within our control or within the control of any of our affiliates (including any member of the RBS Group) or of any vendor providing software or services support. We shall not be liable for any direct or indirect:

- economic losses (including without limitation loss of revenues, data, profits, contracts, use, opportunity, business or anticipated savings);
- loss of goodwill or reputation;
- direct, special, incidental, consequential, punitive or exemplary losses or damages,

suffered or incurred or arising out of or in connection with your use of this website and these Terms, even if we or any of our affiliates (including any member of the RBS Group) have been advised of the possibility thereof.

The exclusion of liability hereunder is also made for the benefit of directors, employees, agents and representatives of RBSSI, RBS N.V. and its affiliates (including members of the RBS Group).

The user agrees to indemnify and hold harmless RBS N.V. and its affiliates against any losses, liabilities, claims, demands and costs including all direct, special, incidental, consequential, punitive or exemplary damages (including attorneys' fees) resulting from or arising out of (i) any misuse by the user of this website and (ii) any actions related to the user's use of this website.

11. Access to and use of this website is at the user's own risk and we do not warrant that the use of this website or any material downloaded from it will not cause damage to any property, or otherwise minimize or eliminate the risks associated with the internet including, but not limited to, loss of data, computer virus infection, spyware, malicious software, trojans and worms. Also, we accept no liability in respect of losses or damages arising out of changes made to the content of this website by unauthorized third parties.

12. To provide increased value to users of this website, we may provide links to other websites or resources (that neither we nor any of our affiliates, including members of the RBS Group) maintain and for which we are not responsible) for you to access in your sole discretion. From time to time there may also be other websites or resources (that neither we nor any of our affiliates, including any member of the RBS Group maintain and for which we are not responsible) that may contain links to this website with or without our permission. You acknowledge and agree that, as you have chosen to enter the linked or linking website we are not responsible for the availability of such external sites or resources and that such external sites or resources are not being made available on our behalf by the relevant provider (whether or not we have agreed to the existence of such links to our website), and that we do not review or endorse and shall not be responsible or liable, directly or indirectly, for (i) the privacy practices of such websites, (ii) the content of such websites, including (without limitation) any advertising, content, products, goods or other materials or services on or available from such websites or resources or (iii) the use that others make of these websites or resources, nor for any damage, loss or offence caused or alleged to be caused by, or in connection with, the use of or reliance on any such advertising, content, products, goods or other materials or services available on such external websites or resources.

13. The above limitation or exclusion may not apply to you to the extent that applicable law may not allow the limitation or exclusion of liability for incidental or consequential damages.

14. Unauthorized use of this website is strictly prohibited.

15. You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using this website directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of this website in the courts of any jurisdiction and has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action, or proceeding.

Personal Data

16. We may use and share your information with our affiliates (including other members of the RBS Group) worldwide to help us and them:

- assess financial and insurance risks;
- recover debt;
- develop customer relationships, services and systems; or
- prevent and detect crime;

Your information includes information about your transactions.

17. We may also disclose your information to third parties in certain circumstances, such as:

- where we have your permission;
- where we are required or permitted to do so by law or to prevent and detect crime; or
- to other companies who provide a service to us or you where we may transfer rights and obligations under these Terms.

18. By using this website you consent to us using your personal information for the purposes described above.

USA PATRIOT Act

19. In response to the terrorist attacks on September 11, 2001, the U.S. Congress passed the USA PATRIOT Act. Parts of this Act apply to the financial services industry and require certain financial institutions to request specific information from foreign banks on a "certification" form. Also as part of the USA PATRIOT Act and to assist in the U.S. government's fight against terrorist financing and money laundering, we and our affiliates are required to obtain and verify information about the identity of our clients. Because of this, when you open an account with us or our affiliates, you will be asked for information that will allow us or our affiliates to confirm your identity or the identity of your corporation, partnership or other entity. This process may include a request to see to your driver's license, passport, corporate papers or other identifying documents.

Intellectual Property

20. All intellectual property rights in any part of the world which subsist in the contents of this website and which belong to RBSSI, RBS N.V. or another member of the RBS Group are, except as expressly granted, hereby reserved.

Copyright

21. The contents of this website are protected by copyright. Reproduction in any form of any part of the contents of this website without our prior written consent is prohibited, except for single copies of extracts solely for personal non-commercial purposes.

Trade marks

22. This website contains numerous registered and unregistered trade marks belonging to RBSSI, RBS N.V., RBS plc and/or other companies in the RBS Group. These trade marks include, but are not limited to: 'The Royal Bank of Scotland' logo, 'The Royal Bank of Scotland', 'RBS', 'The Royal Bank of Scotland N.V.', and 'RBS N.V.' If you are in doubt as to whether an item is a trade mark of RBS N.V. or RBS plc or a member of the RBS Group, please contact us for clarification at 36 St. Andrew Square, Edinburgh EH2 2YB.

Advice

23. The contents of this website are not intended to, nor do they, provide any financial, investment or professional advice and nothing on the pages of this website shall be regarded as an offer or provision of financial, investment or other professional advice in any way. Access to this website or the retrieval of any information set out on this website by a user does not mean that the user becomes a client of RBSSI, RBS N.V. or of any other member of the RBS Group. You should consider all risks carefully and should obtain advice from your own investment, legal, accounting, tax and other advisors before making any decision to invest in any securities or financial instruments.

24. We or any of our affiliates (including members of the RBS Group) may purchase or sell financial instruments or hold positions (long or short) which relate to or are derived from the structured products described herein. This may affect the value of the structured products. The website does not take into account individual investment objectives, the financial situation or particular needs of any individual users. The securities and financial instruments described on this website may not be suitable as an investment instrument for every user. Further, the purchase of these securities and financial instruments may entail risk. Information regarding the performance of a security or financial instrument or of an underlying always relates to the past. Any historic price development in respect of a security or financial instrument or of an underlying does not in any way provide a basis for the projection of the future performance and does not in any way constitute a guarantee of their future performance and price development.

25. The values and prices set out on this website in relation to a particular security or financial instrument or of an underlying may not reflect the value or price available in the respective market at the time a user intends to purchase or sell a particular security or financial instrument. Values and prices set out on this website do not take into account the size of a transaction. Consequently, the size of an ascertained transaction may result in differing values and prices.

26. We do not in any way provide any guarantee, recommendation, representation or warranty regarding (a) the suitability of the securities or other financial instruments presented on the website for the investor; (b) the accounting or fiscal consequences of an investment in the presented securities or financial instruments; (c) the future performance of any securities or financial instruments or of any underlyings; and (d) the notification of restrictions applicable to the users of the website in a timely and accurate manner.

Changes to Website

27. The contents of this website, including these Terms, are subject to change by us without notice and we are not obligated to remove or update any outdated information from this website or to expressly mark it as being outdated. You are reminded that the contents of this website should not be relied upon as up to date or current and should not be used in substitution for the exercise of independent judgment. You should read and consider carefully any disclosures or disclaimers made within this website.

Telephone Calls

28. You, and any person connected to or representing you, accept that all communications (including telephone conversations) between us may be recorded by us. Such recording will be our sole property, and will in the absence of manifest error be conclusive evidence of the communications recorded and may be used as evidence in event of a dispute. If you have made similar recordings they will be accorded similar status.

Internet Communications

29. In order to maintain the security of our systems, protect our staff and detect fraud and other crimes, we reserve the right to monitor all internet communications, including web and email traffic, into and out of our domains. Monitoring includes checks for, but not limited to, viruses and other malignant code, criminal activity, and use or content which is unauthorized as being in breach of our Information Security policies.

30. A 'cookie' is information that a website stores on your computer so that it can remember something about you at a later time. Cookies are commonly used on the internet and do not harm your computer. The cookies on this website are used in conjunction with a Secure Sockets Layer ("SSL") for the purpose of authentication and authorization. Cookies are also used to record the user's access configuration and preferences and to act as a flag to help us recognise when we have already asked you to participate in any on-line market research and to prevent you from being asked to complete the same questionnaire every time that you visit this website. They do not include any personal information that others could read and understand about you, such as your name or account numbers. If you do not want us to use cookies when you visit this website, you can configure your browser not to accept them or opt-out. Please refer to your browser's help facility for further information. Please note, the use of cookies is fundamental to the operation of this website, and that opting out or refusal to accept cookies may affect its operation.

Other Important Information

31. The information and any opinion contained in this website does not constitute an offer to sell or a solicitation or offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or financial instruments, or a representation that any investment strategy or security or financial instrument is suitable for you.

32. This website may contain certain "forward looking statements" which can be identified by the use of forward-looking terminology such as "expect", "estimate", "project", "anticipate", "should", "intend", "plan", "probability", "target", "goal", "objective", "will", "endeavour", "outlook", "optimistic", "prospects" and similar expressions or variations on such expressions.

33. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this website, with respect to securities issued by RBS N.V. and guaranteed by RBS Holdings (or issued or guaranteed by any predecessor entities) or issued by RBS plc and guaranteed by RBS Group plc, include, but are not limited to, general economic conditions in the Netherlands, UK, the United States and in other countries in which we and our affiliates (including companies in the RBS Group) have significant business activities or investments; the monetary and interest rate policies of the Bank of England, the Board of Governors of the Federal Reserve System and other G-7 central banks; unanticipated turbulence in interest rates, foreign currency exchange rates, commodity prices or equity prices; changes in UK or foreign laws, regulations or taxes; changes in competition or pricing environments; natural and other disasters; the inability to hedge certain risks economically; the adequacy of loss reserves; acquisitions or restructurings; technology changes; changes in consumer spending and saving habits; and the success of RBS N.V. and the RBS Group in managing the risks involved in the foregoing. The risks and uncertainties are discussed in our SEC filings and the SEC filings of RBS Group. The forward-looking statements contained in this website speak only as of the date of the related document, and we does not undertake to update any forward looking statement to reflect events or circumstances after the date hereof. For securities of other issuers, refer to the specific risks contained under the heading "Risk Factors" in the relevant offering documents.

34. The information contained in this website is subject to, and must be read in conjunction with, all other publicly available information, including, where relevant, any disclosure document published or filed by RBS N.V., RBS Holdings, or any member of the RBS Group. In particular, the terms of any structured product are governed by applicable documents establishing such terms. In the event of any inconsistency between the information on the website regarding a particular security and the terms specified in, or determined pursuant to, the documents establishing the terms of issue or contract, the terms so specified or determined shall prevail. Any person at any time acquiring any securities must do so only on the basis of such person's own judgment as to the merits and suitability of the securities for such person's purposes and only based on such information as is contained in such public information having taken all such professional or other advice as such person considers necessary or appropriate in the circumstances and not in reliance on the information contained herein. In particular, we do not provide tax advice. Investors should consult their own tax advisors regarding the tax consequences of any securities described in this website. Levels and bases of taxation may change. The information is not tailored for any particular investor and does not constitute individual investment advice.

35. You should consider whether an investment strategy or the purchase or sale of any structured product is appropriate for you in the light of your particular investment needs, objectives and financial circumstances. Questions regarding the suitability of an investment for your specific financial and tax situation should be referred to your financial and tax advisers. Certain investment strategies and investment products featured on this website may not be available or suitable to all persons.

36. Past performance is no guarantee of future results. Information on this website relating to past performance cannot be relied on as a guide to future performance. The value and income of any products mentioned in this website can fall as well as rise and you may get back less than you invested.

37. The purchase of any securities or financial products described on this website entails risks. In particular, changes in (i) interest and exchange rates, (ii) the credit of an issuer of a security and (iii) the political climate may have a negative effect on the value, price or return of such securities and financial instruments. Unless otherwise stated, any pricing information on this website is indicative only, is subject to change and is not an offer to buy or sell such securities. Unless otherwise stated, any price quoted is exclusive of tax and delivery costs.

38. The financial information published or to be published on this website, or made available or to be made available through this website, is compiled and placed on this website with the greatest of care. Nevertheless, only the original hard-copy English versions of this information shall be regarded as the original version. No rights may be derived from financial information published or to be published on this website, or available or to be made available through this website, including with regard to its accuracy and completeness.

Regulatory Matters

Regulatory Information

39. RBS N.V. is authorised by De Nederlandsche Bank and regulated by the Autoriteit Financiele Markten (AFM) for the conduct of business in the Netherlands.

40. RBS plc is authorised and regulated by the Financial Services Authority (the "FSA"). RBS plc is entered in the FSA's Register and its Register number is 121882. The FSA's Register can be accessed at www.fsa.gov.uk/register/. RBS plc's registered VAT number is GB 243852752.

41. Persons dealing with any member of the RBS Group outside the UK are not covered by the rules and regulations applicable for the protection of investors in the UK.

42. RBS plc is in certain jurisdictions an authorised agent of RBS N.V. and RBS N.V. is in certain jurisdictions an authorized agent of RBS plc.

Australian Residents

43. Persons accessing this website from Australia should note that their access to, and use of, the information, services and products on this website may be prohibited under the Australian Corporations Act 2001 or authorised under RBS N.V.'s and RBS plc's Australian Financial

Services Licenses. Nothing contained in this website should be interpreted as an authorisation to access or use the information, services or products on this website in Australia where such prohibition applies.

General Information

Enforceability

44. In the event any provision of these Terms is held unenforceable, it will not affect the validity and enforceability of the remaining provisions and will be replaced by an enforceable provision that comes the closest to the intention underlying the unenforceable provision.

Governing Law

45. These Terms are governed by the laws of the State of New York, United Sates of America and any dispute regarding this website shall be subject to the exclusive jurisdiction of the state and federal courts located in the City, State and County of New York.

Notice to Customers

46. To help the U.S. government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

Privacy Statement

This website is established and operated by The Royal Bank of Scotland plc, a member of The Royal Bank of Scotland Group plc ("RBS Group"). For information about our group of companies please visit www.rbs.com and click on "About Us," or for similar enquiries please telephone 1-866-747-4332 or email investor.products@rbs.com.

As used in this Privacy Statement, the terms "we," "us" or "our" refers to RBS Group and/or any of its affiliates, where applicable.

We are committed to protecting your privacy and recognise our responsibility to hold your information securely and confidentially.

When you visit this website, we may collect personal data about you, either directly (where you are asked to provide the data) or indirectly. We will, however, only use this personal data in accordance with the purposes set forth in this Privacy Statement and is committed to safeguarding the personal information collected. This statement sets out the purposes of our data processing in respect of this website, the use of cookies and your rights in respect of your personal data.

Using our website

You can visit our website without telling us who you are or revealing any information about yourself. We measure and analyse non-identifying, aggregate usage data in order to administer the site, and to constantly improve the quality of our service and site performance.

We may use the personal information you provide, or which we collect via this website, for the purpose of providing more relevant content to you.

We also work with third parties to evaluate the effectiveness of our advertising and promotions on other websites.

Security on the Internet / Confidential information

Security is a top priority for us. We have security methods and technologies in place to protect the transactions and details that you transmit over the internet, but no system can ever be guaranteed as 100% safe. Always be careful when asked for confidential information such as account numbers, card numbers, PIN codes and address details. We will never ask you for confidential information via e-mail. We urgently advise you never to share user names, passwords and PIN codes with anyone else.

Who we share your information with

We may use and share your information with other members of the Group to help us and them:

- assess financial and insurance risks;
- recover debt;
- prevent and detect crime;
- understand our customers' requirements; or
- develop and test products and services.

We do not disclose your information to anyone outside RBS Group and its affiliates except:

- where we have your permission;
- where we are required or permitted to do so by law;
- to credit reference and fraud prevention agencies and other companies that provide a service to us or you;
- where we may transfer rights and obligations under our agreement(s) with you; or
- to government entities or regulatory bodies in order that those entities may discharge their responsibilities and obligations or exercise their powers or functions.

We may transfer your information to other countries on the basis that anyone to whom we pass it provides an adequate level of protection. However, such information may be accessed by law enforcement agencies and other authorities to prevent and detect crime and comply with legal obligations.

Cookies

We may gather and analyse information regarding usage of this website, including domain name, the number of hits, the pages visited, previous/subsequent sites visited and length of user session. This information may be gathered by using a cookie.

Cookies are small text files placed on your computer and are commonly used on the internet.

We use them to:

- collect anonymous information that will help us understand visitors' browsing habits on our website;
- compile statistical reports on website activity, e.g., number of visitors and the pages they visit;
- temporarily store any information which you may enter in tools, such as calculators or demonstrations on our website; and
- in some cases, remember information about you when you visit our website. We may need to do this to provide some of our services.

We do not use cookies to track your use of the internet after you leave our website, nor do we store any personal information in it that others could read and understand.

Our use of cookies

We use two types of cookies:

Session cookies

These are temporary and are deleted as soon as you close your browser.

Persistent cookies

These are stored on your computer until they expire or you remove them.

Persistent cookies store your personal preferences, such as your language preferences on multi-lingual sites to make subsequent visits easier. They also remember questions we have asked you previously, such as a request to complete an online survey. A persistent cookie will prevent you from being asked to complete the same survey every time you visit the website.

Third party cookies

We work with third parties who, on our behalf, research the use of our website and activities on it. In doing so they may place a cookie on your computer. However, it would not contain any personal information that others could read and understand.

We also work with third parties to evaluate the effectiveness of our advertising and promotions on third party websites. Again, the related cookie would not contain any personal information that others could read and understand.

Accepting or rejecting cookies

You can configure your internet browser to warn you each time a new cookie is about to be stored on your computer so that you may make a decision whether to accept or reject it.

Please refer to your internet browser's help section for specific instructions.

Please note that some parts of our website may not function properly if you reject cookies.

Further information about cookies

The Interactive Advertising Bureau is an industry body that has produced a series of web pages which explain how cookies work and how they can be managed.

How to contact us

If you have any questions about this Privacy Statement or our data processing activities, you can contact us at 1-866-747-4332.

Amendments

We reserve the right to change the information provided on or via this website, including the terms of this Privacy Statement, at any time and without notice. It is recommended that you review the information provided on or via this website, including the terms of this Privacy Statement, periodically for changes.